UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 8, 2013

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 Hills Drive, Suite 300, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2013, Peapack-Gladstone Financial Corporation (the "Company") entered into a Dealer-Manager Agreement with Sandler O’Neill + Partners, L.P. (the “Agreement”), appointing Sandler O’Neill + Partners, L.P. as the Company's dealer-manager in connection with its previously announced $42 million rights offering. The rights offering is more fully described in the press release referenced in Item 8.01 below.

The Agreement and the Form of Standby Purchase Agreement to be used with the standby purchasers are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 8.01. Other Events.

On November 8, 2013, the Company issued a press release announcing the launch of its planned rights offering to existing shareholders. A copy of the press release is attached and is being furnished as Exhibit 99.

This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the common stock in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the common stock will be made only be made by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Dealer-Manager Agreement, dated as of November 8, 2013, between Peapack-Gladstone Financial Corporation and Sandler O’Neill + Partners, L.P.
10.2	Form of Standby Purchase Agreement
99	Press Release of Peapack-Gladstone Financial Corporation, dated November 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Date: November 8, 2013	By:	/s/ Jeffrey J. Carfora
		Name:	Jeffrey J. Carfora
		Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Dealer-Manager Agreement, dated as of November 8, 2013, between Peapack-Gladstone Financial Corporation and Sandler O’Neill + Partners, L.P.

10.2	Form of Standby Purchase Agreement

99	Press Release of Peapack-Gladstone Financial Corporation, dated November 8, 2013